EXHIBIT (A)(5)

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                               OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                        NATIONAL PICTURE & FRAME COMPANY
                                       AT
                              $12.00 NET PER SHARE
                                       BY
                          NPF ACQUISITION CORPORATION,
                          A WHOLLY OWNED SUBSIDIARY OF
                            NPF HOLDING CORPORATION

              THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON THURSDAY, OCTOBER 9, 1997, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated September 11, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by NPF Acquisition, a Delaware corporation (the "Purchaser") and wholly owned subsidiary of NPF Holding Corporation, a Delaware Corporation (the "Parent"), to purchase for cash all outstanding shares of Common Stock, $0.01 par value per share (the "Shares") of National Picture & Frame Company, a Delaware corporation (the "Company"), at a purchase price of $12.00 per Share, net to the seller in cash, without interest therein, upon the terms and subject to the conditions set forth in the Offer.

     We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. The offer price is $12.00 per Share, net to the seller in cash, without interest thereon.

          2. The Offer is being made for all outstanding Shares.

          3. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which constitutes at least 90% of the outstanding shares of the Company on the date Shares are accepted for payment, including Shares owned by the Parent or the Purchaser. The Offer is also subject to other terms and conditions. See the Introduction and Section 13 of the Offer to Purchase.

          4. The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on October 11, 1997, unless the Purchaser extends the Offer.

          5. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 6 the Letter of Transmittal, stock transfer taxes on the Purchaser's purchase of Shares pursuant to the Offer.

          6. The Board of Directors of the Company has unanimously approved the Offer.

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     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 9, 1997, UNLESS THE PURCHASER EXTENDS THE OFFER.

     The Offer is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer, the Purchaser will make a good faith effort to comply with such statute. If, after such good faith effort, the Purchaser cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                INSTRUCTION FORM

     INSTRUCTIONS FOR TENDER OF SHARES OF NATIONAL PICTURE & FRAME COMPANY

     Please tender to NPF Acquisition Corporation (the "Purchaser"), on (our)
(my) behalf, the number of Shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of the Purchaser dated September 11, 1997, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

          Number of Shares to be tendered: ______________________ Shares

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED UNANIMOUSLY THE OFFER.

Signature(s): __________________________________________________________________
________________________________________________________________________________

Name(s): _______________________________________________________________________
________________________________________________________________________________
                                 (Please Print)

________________________________________________________________________________

                          (Taxpayer Identification or
                            Social Security Number)



Address: _______________________________________________________________________
________________________________________________________________________________

                              (Including Zip Code)

Area Code and Telephone Number: ________________________________________________

Date: ____________________________________________________________________, 1996

IMPORTANT: STOCKHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED FORM W-9 WITH THEIR INSTRUCTION FORM.